Second Quarter 2017 Earnings Release Conference Call
August 2, 2017

Brian Henry - Terex Corporation – Senior Vice President, Business Development & Investor Relations
Good morning everyone, and thank you for joining us for today’s second quarter 2017 financial results conference call. Participating on today’s call are John Garrison, President and Chief Executive Officer, and John Sheehan, Senior Vice President and Chief Financial Officer.

Following the prepared remarks, we will conduct a question and answer session. Last evening we released our second quarter 2017 results, a copy of which is available on our website at www.terex.com. Today’s call is being webcast and is accompanied by a slide presentation, which includes a reconciliation of GAAP to non-GAAP financial measures that we will use during this call, and is also available on our website. All per share amounts in the presentation are on a fully-diluted basis. We will post a replay of this call on the Terex website under Investor Events in the Investor Relations section. Let me direct your attention to slide 2, which is our forward-looking statement and description of non-GAAP financial measures. We encourage you to read this as well as other items in our disclosures because the information we will be discussing today does include forward-looking material. With that, please turn to slide 3 and I’ll turn it over to John.

John L. Garrison, Jr. - Terex Corporation - President and Chief Executive Officer
Good morning, everyone, and thank you for joining us and for your interest in Terex. I will start by summarizing our second quarter performance followed by a review of the progress we are making executing our strategy and a discussion of our business segments. John will cover the capital market actions we are taking and review the financial results, including details of our improved full year 2017 guidance. I will follow with a brief summary before we open up the line to your questions.

We continued to make progress in the second quarter. Sales of $1.2 billion were better than anticipated, driven by a stronger than expected North American market for Aerial Work Platforms (AWP). Cranes returned to profitability in the quarter, as we are seeing the benefits from their restructuring actions. This is a significant accomplishment by the Cranes team. AWP benefited from higher than expected volume, although margins remained under pressure. Materials Processing (MP) continued its strong performance. We delivered adjusted earnings per share of $0.51 and generated $23 million of free cash flow. For the second straight quarter, we grew year-over-year backlog in each segment. When we remove the impact of the divested businesses, our backlog grew 36% and bookings grew 17%. Combining first half results with the current view of market dynamics, operational expectations for the second half of the year and our on-going capital market actions, we are increasing full year adjusted EPS guidance from $1.05 to $1.15. John will walk through the details of our financial results and improved outlook.

Turning to slide 4, I am pleased by the progress we have made over the past 12 months with our strategy to Focus the portfolio, Simplify the Company and implement our Execute to Win business system. We are starting to see the benefits in our operating performance. We recently completed our annual business strategy reviews. Each of our segments have clear, executable plans centered on their innovative product development plans and Company-wide transformation priorities. A lot of work remains, but we are on track to meet the financial commitments announced at Investor Day last December.

Turning to slide 5, we made meaningful progress on each of our strategic priorities in the quarter. We closed the sales of our loader back-hoe businesses in the UK and India. These sales complete the Focus aspect of our strategy. We delivered on our commitment to focus the portfolio on three segments: AWP, Cranes, and MP. We further simplified our manufacturing footprint by completing the closure of our Cranes facility in Jinan, China. In Germany, we signed a contract to sell our manufacturing location in Bierbach and reached agreement with the Works Council, which provides the flexibility to implement the remainder of the Cranes Germany restructuring program. A noteworthy element of the Bierbach sale is an agreement to utilize the testing platform where we currently test our largest AC and crawler cranes so we avoid having to make a costly investment at another location. We reduced SG&A by $21 million year-on-year, excluding the impact of higher incentive compensation.

Turning to Execute to Win, our Commercial Excellence initiative continues to make progress. We remain focused on enhancing performance management tools and improving process discipline in sales pipeline and account management. Second quarter highlights include starting the Salesforce.com deployment for AWP EMEAR, filling key roles in our Cranes sales and commercial teams, and launching targeted growth plans within MP. We are starting to see the benefits from the Commercial Excellence initiative in our growing bookings and backlog. We continue to implement the initial steps of our new disciplined Strategic Sourcing process in our Wave One categories. We recently hosted two supplier conferences one in Mannheim, Germany and one in Dallas, Texas. In total, over 2,000 people representing over 1,200 companies attended. Our team did an outstanding job executing the events. This was the first time that Terex was presented as a total company to our supply base. We clearly demonstrated the substantial opportunity we are offering current and potential new suppliers. I was very encouraged by the discussions I had with both incumbent and prospective suppliers. Incumbents are very focused on maintaining and growing their business with us, and potential new suppliers expressed their eagerness to win our business. We have a lot of work ahead of us, but I am confident we will achieve significant benefits from our Strategic Sourcing initiative. To ensure we maximize this potential we are making a significant investment in our global sourcing organization. We have dedicated approximately 100 team members to the Wave One teams, including engineering and supplier quality resources to support the process. The incremental annual cost which is reflected in our Corporate SG&A is approximately $10 million. This is a headwind to our 2017 performance as we do not expect to see meaningful savings until the second half of 2018.

Turning to slide 6, I will review our segments, starting with AWP. Please note that financial highlights, backlog and book-to-bill information can be found in the appendix. The momentum of a stronger than forecasted North American market for AWP products continued through the second quarter. Growing residential and non-residential construction demand is helping mitigate the effects of the replacement cycle. Construction demand is driving better utilization for rental customers. While customers are seeing a generally more favorable rate environment, not all customers are seeing year-over-year rental rate increases. The combination of higher utilization and recovering rates is positively influencing our customers’ capex decisions for 2017. The European market remained stable. We saw good growth in China. However, the South American market remains significantly depressed. Our Q2 AWP margins were lower than the prior year. Margins were impacted by competitive global pricing dynamics, higher steel costs and the stronger U.S. dollar primarily versus the British pound.

In May, I reviewed our five year strategic plan with the AWP leadership team in Redmond, Washington. The centerpiece of that strategy is the continued focus on maximizing rental ROIC for our customers and maintaining Genie’s position as the market leader in innovation. Genie is well positioned to take advantage of the expected global growth cycle for aerials. Looking ahead, we are encouraged by the continued growth in bookings up 14% and backlog of $499 million, which is up 46% year-on-year. Backlog increased for the second quarter in a row in North America, Europe and Asia. Our margin outlook is tempered by pricing and steel cost headwinds that we expect to persist through the balance of the year. We are now anticipating full year sales for AWP to be down about 4% from last year with an operating margin of about 8.5%.

Turning to Cranes, our Cranes segment turned the corner and was profitable in Q2. We expect this trend to continue. This is a major turnaround and a credit to the entire Cranes team. Sales were in line with expectations. The aggressive restructuring actions focused on reducing footprint and cost structure are starting to be reflected in our results. The global crane market remains challenging, but we see signs that it is stabilizing. In Europe, demand for large crawler cranes remained lower in the wind energy sector due to regulatory changes in the German energy market. We see this continuing through the balance of 2017. In North America, stable oil prices, increasing rig counts and construction growth are leading to higher utilization rates, which are helping to stabilize the market. Investment in the Australian market is beginning to return after the steep decline that started in 2014. Our Utilities volume is stable; however, profitability increased as a result of operational improvements including the closure of our Waukesha, Wisconsin facility. Globally, Cranes bookings grew 26% and backlog grew 29% year-over year. Included in the growing backlog is a notable increase in orders for tower cranes driven by demand in the UK and North America. As a result of the progress in the Cranes restructuring program, stabilizing markets and our improved order book, we are increasing full year guidance. We now anticipate sales to be down about 6% with an operating loss of approximately 1%.

Moving to Materials Processing, our MP segment had another strong quarter. Sales were up 9.5% or about 14% when the impact of foreign exchange is removed. MP grew its operating profit by $6.4 million, representing a margin expansion of 130 basis points. Growth was driven by our concrete, Fuchs and crushing and screening businesses. After an extended period of low scrap metal prices and high channel inventory, our Fuchs material handling business is starting to grow. Fuchs made headway in North America, benefiting from improvements to its commercial capabilities in the region. Crushing and screening is stable in North America and Europe, while the Indian and Australian markets continue to improve. Segment backlog is up 33% year-over-year, driven by crushing and screening and Fuchs. We are increasing MP’s full year outlook to sales growth of approximately 9%, with an operating margin of about 11%. It is important to understand the prominent role that MP has in our more focused portfolio of businesses. With expected annual sales greater than $1 billion, MP represents about a quarter of our sales volume and a substantial portion of our operating profit. As a proven, consistent performer, MP will remain a very important contributor going forward. I will now turn it over to John Sheehan, to review our capital market actions and our financial performance.

John Sheehan - Terex Corporation - Senior Vice President and Chief Financial Officer
Thank you, John. Slide 9 demonstrates how we continue to execute our disciplined capital allocation strategy. In May, we monetized seven million Konecranes shares for proceeds of $277 million, bringing our year to date proceeds up to $549 million. As planned, in April we repaid the remaining $254 million of our 6.5% notes. This completed the debt refinancing program that in total will reduce our annual interest expense by approximately $30 million in 2017 and $35 million on an annualized basis starting in 2018. We are investing in our Execute to Win priority areas, we are making transformative changes that will benefit Terex for years to come, and we continue to fund restructuring programs that are removing structural costs and simplifying the Company. Finally, we continue to return capital to shareholders. We repurchased approximately 15.9 million shares for about $517 million in the first six months of the year. We continue to repurchase shares and as of last Friday we had approximately $128 million remaining under the previously announced authorization. This disciplined capital allocation strategy, including the efficient return of capital to shareholders through share repurchases, will continue to govern how we deploy capital.

Turning to slide 10, overall the financial results in the quarter were better than forecasted. Revenue of $1.2 billion was down about 9% from the prior year, driven largely by a reduction in sales from the divested Construction businesses. Sales in AWP were flat, Cranes was down 15% and MP was up almost 10%. The impact of foreign exchange rates on sales was most pronounced in MP. Excluding the impact of foreign exchange rates, MP sales grew approximately 14%. On an as-adjusted basis our operating margin was 6.9%. Lower volume in Cranes, pricing and steel cost pressure in AWP and the unfavorable impact of foreign exchange rates were drivers of the margin compression. Another factor was higher Corporate costs, which included an increased accrual for management incentive compensation. The accrual was increased as a result of our better than expected first half performance and our improved outlook for the balance of the year. On a comparative basis, last year we reduced our incentive compensation accrual in Q2 to reflect the situation at that time. Corporate costs also included the investment in our Strategic Sourcing organization and negative impacts associated with foreign exchange. I would also note that we reversed the negative impact of the provision we established in Q1 for a transactional tax issue outside the U.S., as the matter was favorably resolved. An excellent result by our team! Our net interest expense was approximately $11 million less than the prior year, demonstrating the benefits we derived from our capital restructuring. As a reminder, our overall effective interest rate of 4.8% represents the lowest rate in the Company’s history. We raised the full year effective tax rate to reflect the settlement of a non-U.S. transfer-pricing tax audit that spanned multiple years. We generated positive free cash flow of $23 million in the quarter even as we continued to invest in our restructuring and transformation programs. In Q2, we used $24 million to fund restructuring and transformation, bringing our year to date total to $65 million. A key contributor to cash flow was our continued management of net working capital, which we reduced to 22% of sales, representing a significant improvement compared to last year.

I will now summarize the adjustments we made in the quarter. Please note that details associated with the adjustments can be found in the appendix of the presentation, including the income statement line items against which they were applied. We expanded our disclosure of these adjustments this quarter in response to your feedback. We hope you will find it useful. We recorded $13 million of favorable restructuring charges which included an $18 million reversal of a Cranes restructuring charge we booked in Q4 last year. The reversal resulted from higher than expected production volume and additional workforce flexibility achieved through the German Works Council agreement ultimately leading to fewer employee reductions than previously anticipated. We invested $18 million in external resources across our transformation priority areas of Commercial Excellence, Lifecycle Solutions and Strategic Sourcing. Finally, our ownership interest in Konecranes generated a mark-to-market benefit of $53 million and the sale of our Konecranes shares contributed a gain of about $8 million.

Let’s turn to slide 11 and I will walk you through our updated guidance. Based on our first half results, our backlog and our market assessments, we are improving our full year sales outlook from down about 12% to down approximately 6%. We are increasing our operating margin guidance to approximately 4.75%. The expected improvements in the operating results in our three business segments is partially offset by investments in our Strategic Sourcing organization, increased accruals for incentive compensation and negative FX impacts. These factors are reflected in the revised guidance for Corporate and Other. We are increasing our EPS guidance range from $0.80 to $0.95 to $1.05 to $1.15 per share, which I will bridge for you on slide 12. We are maintaining free cash flow guidance of zero to $50 million, as we expect the cash flow benefit of our positive operating performance to be offset by higher working capital requirements in the latter part of 2017 as we prepare for 2018.

Turning to slide 12, the main driver of our improved sales outlook is volume followed by foreign exchange. The major offset is the sale of our Construction businesses. The EPS bridge illustrates the updates we made in Q1 that included the Konecranes dividend, reduced share count and MP’s Q1 performance, which brought us to the $0.80 to $0.95 range. We are now adding approximately $0.15 from improved operating performance, $0.04 from interest and other and $0.07 from share repurchases, less $0.04 from the change in the effective tax rate, driven by the non-U.S. tax issue that I mentioned earlier. This takes us to our current full-year EPS outlook of $1.05 to $1.15 per share. With that, I will turn it back to John.

John L. Garrison, Jr. - Terex Corporation - President and Chief Executive Officer
Thanks, John. To summarize, we are increasing full year guidance for the second consecutive quarter due to stronger than expected end markets, continued progress on our transformation program and the implementation of our disciplined capital allocation strategy. The North American market for AWP equipment is improving sooner than we expected. Our Cranes segment is executing on its restructuring program and results are improving. MP, our most consistent performer, is having a strong year and becoming a more important part of our portfolio. While our progress and momentum are encouraging, we have a lot more to do. We met our commitment to Focus on our three core segments. We continue to Simplify the Company, implementing our footprint and cost restructuring plans. We will continue to build capabilities through our Execute to Win priority areas that will enable us to meet our longer term performance commitments. Finally, we will continue to execute our disciplined capital allocation strategy and return capital to shareholders. With that, let me turn it back to Brian.

Brian Henry - Terex Corporation – Senior Vice President, Business Development & Investor Relations
Thanks, John. As a reminder, during the question and answer session, we ask you to limit your questions to one and a follow-up to ensure we have time to get to everyone. With that, I would like to open it up for questions.

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